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                                                                   Exhibit 99.13
 [NRG LOGO]
                                                                            NEWS
                                                                         RELEASE

FOR IMMEDIATE RELEASE


         NRG Energy Reports Third Quarter Earnings of 49 Cents Per Share

MINNEAPOLIS - (OCTOBER 24, 2000) --- NRG Energy, Inc. (NYSE: NRG) today reported its financial results for the quarter and nine months ended September 30, 2000.
         For the quarter ended September 30, 2000, net income was $88.6 million or 49 cents per share, versus $27.6 million or 19 cents per share on a share-adjusted basis for the quarter ended September 30, 1999. Revenue for the quarter ended September 30, 2000 was $624.8 million, versus $170.4 million in the same quarter in 1999.
         For the nine months ending September 30, 2000, net income was $140.9 million or 87 cents per share, versus $29.0 million or 20 cents per share on a share-adjusted basis for the nine months ended September 30, 1999. Revenue for the nine months ended September 30, 2000 rose to $1,469.8 million from $283.6 million in the first nine months of 1999.
         "Our quarterly and year-to-date financial results validate our strategy of establishing a top three position in our core markets, while maintaining fuel and dispatch level diversity," said David H. Peterson, chairman, president and CEO of NRG. "Our baseload and intermediate dispatch facilities provide a foundation for consistent earnings, while our peaking facilities enable us to benefit from markets in which weather and local market conditions contribute to stronger demand for electricity."
         NRG's earnings continued to benefit from increased generation capacity due to a number of recently acquired generation assets. Since September 30, 1999, NRG has increased its net megawatt (MW) ownership interest in generating facilities in operation by 112 percent, from 6,719 MW to 14,216 MW as of September 30, 2000. The most significant additions during this period were:

o  4th quarter 1999 - The Oswego facility (1,700 MW) in western NY;

o 4th quarter 1999 - The Middletown, Montville, Norwalk Harbor and Devon facilities, as well as various peaking facilities, (2,235 MW, in aggregate) in Conn.;

o  4th quarter 1999 - The Rocky Road facility (125 MW) in East Dundee, Ill.;

o  1st quarter 2000 - The Cajun facilities (1,708 MW) located in New Roads, La.;

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o  1st quarter 2000 - The Killingholme A facility (680 MW) in North
   Lincolnshire, England;

o  2nd quarter 2000 - The Rocky Road facility expansion (50 MW);

o  3rd quarter 2000 - The Flinders stations (760 MW) in South Australia; and

o  3rd quarter 2000 - Sterlington peaking facilities (79 MW) in Sterlington, La.

         Additionally, 206 MW in projects were under construction at the end of the quarter. NRG's total assets as of September 30, 2000 were $6.1 billion, compared to $2.5 billion as of September 30, 1999.
         "We are currently complementing our core acquisition strategy with plans to add additional generation at some of our existing sites, as well as exploring potential greenfield development," said Peterson.
         Management remains comfortable with the First Call consensus earnings estimates of 19 cents per share for the fourth quarter, resulting in an expectation of $1.05 for 2000, and $1.20 per share for 2001. The 2001 forecast includes earnings contributions from the pending Conectiv and North Valmy acquisitions, the Big Cajun I expansion and several projects in advanced development that have not yet closed, as well as additional growth attributable to new acquisitions that management believes, based on projected market opportunities and NRG's track record, the company will be successful in closing during 2001.
         Based on Conectiv's October 20 8K filing with the Securities and Exchange Commission, regarding expected delays in required regulatory approvals, NRG expects to complete its acquisition of certain assets from Conectiv early in 2001. The delay should have a minimal impact on 2001 earnings. Additionally, NRG expects to close on its Kangal and Seyitomer projects in Turkey--as well as its Estonian project--in early 2001.
         NRG has scheduled an analyst/investor conference call to discuss third quarter earnings. The call is scheduled to begin at 1:00 PM (eastern) on Wednesday, October 25 and will be accessible live on NRG's website, www.nrgenergy.com. The call will also be available for replay through November 1 on NRG's website, or by dialing 800.475.6701 from within the United States, or
320.365.3844 from international locations. The access code is 540463.
         NRG Energy is a leading global energy company primarily engaged in the acquisition, development, construction, ownership and operation of power generation facilities. NRG owns all or a portion of 63 power generation projects and its net ownership interest in these projects exceeds 14,000 MW. NRG's operations utilize such diverse fuel sources as natural gas, oil, coal and coal seam methane, biomass, landfill gas, and hydro, as well as refuse-derived fuel.
         Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange

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Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future financial performance. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following:
     --Economic conditions including inflation rates and monetary or currency exchange rate fluctuations;
     --Trade, monetary, fiscal, taxation, and environmental policies of governments, agencies and similar organizations in geographic areas where NRG has a financial interest;
     --Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;
     --Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;
     --Availability or cost of capital such as changes in interest rates;
market perceptions of the power generation industry, NRG or any of its subsidiaries, or security ratings;
     --General economic and capital market conditions, including fluctuations in interest and currency exchange rates;
     --Factors affecting power generation operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;
     --Workforce factors including loss or retirement of key executives; collective bargaining agreements with union employees or work stoppages;
     --Volatility of energy prices in a deregulated market environment; --Increased competition in the power generation industry;
     --Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
     --Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;
     --Factors associated with various investments including conditions of final legal closing, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations;
     --Limitations on NRG's ability to control the development or operation of projects in which NRG has less than 100% interest;
     --The lack of operating history at development projects, the lack of NRG operating history at projects not yet owned and the limited operating history at recently-acquired projects provide only a limited basis for management to project the results of future operations;
     --Risks associated with timely completion of development projects, including obtaining competitive contracts, obtaining regulatory and permitting approvals, local opposition, and construction delays;
     --Failure to timely satisfy closing conditions contained in definitive agreements for the acquisitions of projects not yet closed, many of which are beyond NRG's control;
     --Factors challenging the successful integration of projects not previously owned or operated by NRG, including the ability to obtain operating synergies;
     --Factors associated with operating in foreign countries, including delays in permitting and licensing of generation facilities; construction delays and business interruptions; political instability and risk of war, expropriation and nationalization, renegotiation or nullification of existing contracts; changes in law; and the ability to convert foreign currency into United States dollars;

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     --Other business or investment considerations that may be disclosed from time to time in NRG's Securities and Exchange Commission filings or in other publicly disseminated written documents.
         NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding these risks and uncertainties, review NRG Energy's filings with the Securities and Exchange Commission.

        MORE INFORMATION ON NRG ENERGY IS AVAILABLE AT WWW.NRGENERGY.COM.

                                      # # #

Contacts:         Meredith Moore
                  Media Relations
                  612.373.8829
                  meredith.moore@nrgenergy.com

                  Dan Dokken
                  Investor Relations
                  612.373.5336
                  dan.dokken@nrgenergy.com


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CONSOLIDATED STATEMENTS OF INCOME
NRG ENERGY, INC. AND SUBSIDIARIES
(UNAUDITED)

                                                                      Three Months Ended                 Nine Months Ended
                                                                        September 30,                      September 30,
(Thousands of Dollars except for per share data)                    2000             1999              2000             1999
-----------------------------------------------------------------------------------------------  ----------------------------------
OPERATING REVENUES
      Revenues from wholly-owned operations                          $  533,156     $  139,974        $ 1,339,663       $  237,855

      Equity in operating earnings of unconsolidated affiliates          91,642         30,434            130,171           45,726
-----------------------------------------------------------------------------------------------  ----------------------------------

            Total operating revenues                                    624,798        170,408          1,469,834          283,581
-----------------------------------------------------------------------------------------------  ----------------------------------
OPERATING COSTS AND EXPENSES

      Cost of wholly-owned operations                                   319,438         79,147            840,269          148,211

      Depreciation and amortization                                      36,424         12,663             87,276           23,688

      General, administrative, and development                           41,727         20,650             98,015           52,923
-----------------------------------------------------------------------------------------------  ----------------------------------

            Total operating costs and expenses                          397,589        112,460          1,025,560          224,822
-----------------------------------------------------------------------------------------------  ----------------------------------

OPERATING INCOME                                                        227,209         57,948            444,274           58,759
-----------------------------------------------------------------------------------------------  ----------------------------------
OTHER INCOME (EXPENSE)

      Minority interest in earnings of consolidated subsidiary          (3,077)          (382)            (7,158)          (1,537)

      Other income, net                                                     346          2,196              1,911            5,504

      Interest expense                                                 (81,250)       (30,760)          (215,425)         (57,607)
-----------------------------------------------------------------------------------------------  ----------------------------------
            Total other expense                                        (83,981)
                                                                                      (28,946)          (220,672)         (53,640)
-----------------------------------------------------------------------------------------------  ----------------------------------

INCOME BEFORE INCOME TAXES                                              143,228         29,002            223,602            5,119
-----------------------------------------------------------------------------------------------  ----------------------------------

INCOME TAX EXPENSE (BENEFIT)                                             54,624          1,395             82,671         (23,889)
-----------------------------------------------------------------------------------------------  ----------------------------------
NET INCOME                                                           $   88,604     $   27,607         $  140,931        $  29,008
-----------------------------------------------------------------------------------------------  ----------------------------------


Weighted Average Shares Outstanding - Basic (000)'s                     180,000        147,605            161,114          147,605

Earnings per Share - Basic                                            $    0.49      $    0.19          $    0.87        $    0.20


Weighted Average Shares Outstanding - Diluted (000)'s                   182,683        147,605            162,242          147,605

Earnings per Share - Diluted                                          $    0.49      $    0.19          $    0.87        $    0.20
